Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Form 10 Registration Statement, Amendment 3 of our report dated July 6, 2010,  relating to the consolidated financial statements of Sanomedics International Holdings, Inc. as of, and for the 12 months ended, December 31, 2009.

/s/ Gruber & Company, LLC

Gruber & Company, LLC
Lake St. Louis Missouri
March 17 , 2011